Exhibit 16.2
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                        Stark Winter Schenkein & Co., LLP
                            7535 East Hampden Avenue
                                    Suite 109
                                Denver, CO 80231
                           Telephone: (303) 694-6700
                           Facsimile: (303) 694-6761


November 8, 2004


Securities and Exchange Commission
Mail Stop 11-3450
5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4.01 of Form 8-K of Dragon International Group Corp., f/k/a Retail Highway,Inc. dated October 20, 2004 related to the dismissal of our firm as the registrant's independent auditors.


Yours truly,

/s/ Stark Winter Schenkein & Co., LLP
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Stark Winter Schenkein & Co., LLP
Denver, Colorado